PURCHASE AGREEMENT

This AGREEMENT (the Agreement) is entered into as of the 1st day of June 1998 by and among, Millenia Hope Inc., incorporated under the laws of the State of Delaware, United States of America and domiciled at 333 West Wacker Drive, Chicago Illinois, USA ("Millenia" or "Purchaser") and Silvio Rossi unincorporated individual domiciled in Rome, Italy to (Rossi`or `Seller")

Whereas Rossi is the inventor and sole owner of the patent application and all rights to ""un extrait des alcaloides totaux su STRYCHNOS" an anti-malarial drug under Italian patent application no To 98A 000181 to be known as "Strychnos".

Whereas Millenia is desirous to purchase "Strychnos" including but not exclusive of intellectual rights, patents, patent applications, PCT applications and their derivatives, priority rights, rights of commerce etc.

Now  therefore,   in  consideration  of  the  covenants  and  agreements  herein contained, the parties agree as follows:

1. That Rossi has agreed to sell all of the above rights and any other rights, commercial or non-commercial, in "Strychnos" to Millenia for $307,500 US. This price will include any and all research and development costs, patent costs, costs of registration of rights, commercial and non-commercial, legal fees or other professional fees etc. It is agreed by both parties that the above list is not exclusionary and that the payment of $307,500 US is full and final payment for all rights to "Strychnos".

2. Seller hereby absolutely and unconditionally represents and warrants that there are no debts, liens or charges attached to " Strychnos" whether via lien or accounts payable and that he will personally indemnify the corporation should such debts or liens or charges arise. That seller is the sole owner of the property being sold.

3. That Rossi has designated Pierre and Finance of Geneva, Switzerland to be his escrow Agent in this transaction.

4. That pursuant to the signing of this contract Rossi will transfer all rights as indicated above to Millenia subject to the payment price being received by his fiduciary agent as outlined below.

5. That as an integral part of this agreement Rossi agrees not to attempt to duplicate, copy, replicate or through any sort of chemical or biological means recreate a product similar in usage or one that serves a like purpose to "Strychnos" except at the specific behest of Millenia for a period of 15 years from the date of the signing of this agreement.

6. That it is agreed that Millenia has already paid $57,500 US towards the costs of patent applications for Strychnos and that, therefore, the balance due will be $250,000 US payable at any time over the next three years. The outstanding balance shall bear no interest.

7. This agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Seller and Purchaser.

8. No waiver of any provision of, or any breach or default of the Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

9. The validity or unenforceability of any particular provision of this Agreement shall not affect the other provicions hereof, and this Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted

10. Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party or shall reasonably request in order to consummate and perfect the transaction contemplated by this Agreement.

11. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

12. Any notice of other communication permitted or required to be given hereunder shall be deemed to have been given upon (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy by any one of the other three methods specified above), in each case addressed to the parties as set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                                       Millenia Hope Inc.


                                                       By:______________________
                                                           Name: Leonard Stella
                                                           Title: President


                                                       Silvio Rossi



                                                       By:______________________
                                                            Name: Silvio Rossi